Exhibit 99.1

Sarcos Technology and Robotics Corporation Announces Third Quarter 2023 Financial Results

Pivots to Artificial Intelligence, Machine Learning Software Business

SALT LAKE CITY – November 14, 2023 – Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW, a leader in advanced robotic technology designed to increase the intelligence, efficiency, capability and productivity of advanced robotic systems through applied autonomy, today announced financial results for the quarter ended September 30, 2023.

Highlights

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Laura Peterson appointed as President and CEO; Ben Wolff, co-founder and Board member named Executive Vice Chairman
•
Sarcos artificial intelligence (AI) and machine learning (ML) software business bolstered by $13.8 million contract from the U.S. Air Force to advance its AI/ML software
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Pivoting business to focus on robotic AI/ML software platform; aligning cost structure with business priorities

CEO Commentary

“Since I assumed the role of CEO in May, our leadership team has conducted an ongoing rigorous, data-driven analysis and review of our business, market opportunities, products and development programs,” said Laura Peterson, President and Chief Executive Officer of Sarcos.

“With the consideration of our cash position, as well as third party dependencies, customer decision timing, and the cost and time to achieve a significant and steady revenue stream from our hardware products, it was clear that we should adjust course rapidly to right size the company and get our cash usage down to a level that we believe will provide the best opportunity for success with our available resources. We made the decisions to suspend our hardware commercialization efforts, implement a significant reduction in force and focus our resources on our AI/ML platform.

“By de-coupling our advanced AI/ML software from our own robotic systems, we believe we have the opportunity to reach a much broader market more quickly by targeting existing deployed robotic systems and new sales of third-party systems. We can provide customers with the solutions they need through the intellectual capital that Sarcos brings to the table, but without requiring significant investment in hardware development and production.

“In addition, as previously announced, we already have AI software-related contracts with various U.S. government agencies, including a $13.8 million, four-year development contract with the U.S. Airforce to advance artificial intelligence and machine learning software. The contract supports the development, integration and validation of our AI and ML software framework for success-based learning, which will allow robots to perceive their environment, determine reasonable behavior in unforeseen situations, and quickly change their actions.

“In connection with our plans to focus on robotic AI/ML software, we are realigning our resources, including taking steps to reduce our headcount and operating expenses, which we expect to result in a significant reduction in our monthly cash usage after the restructuring is completed.”

Q3 Financial Results

Third quarter 2023 total revenue was $1.8 million, compared to $4.7 million during the third quarter of 2022. Revenues decreased on a year-over-year basis as a result of fewer product development contracts being worked during the current year, offset slightly by an increase in product revenue.

Total operating expenses for the third quarter of 2023 were $32.6 million, compared to operating expenses of $31.9 million during the third quarter of 2022. In connection with the July 12, 2023, announced restructuring, the Company incurred charges of $5.5 million in the third quarter of 2023, including $1.1 million in severance and benefit payments and $4.4 million due to the acceleration of stock-based compensation expense resulting from the early termination of the Company's redemption right over certain shares held by the Company's former Chief Operating Officer in connection with the termination of his employment. Further, reflecting the restructuring actions announced today, the Company incurred $5.7 million of restructuring costs in the third quarter 2023, including a write-down of inventory of $5.2 million and $0.5 million related to the write-down of certain assets. Cost of revenue decreased to $1.2 million in the third quarter 2023 as compared to $3.6 million in the third quarter 2022, mainly due to decreased labor and material expenses charged to product development contracts. Third quarter 2023 gross margin was 33%, compared to 23% in the third quarter of 2022.

Research and development expenses decreased to $10.0 million in the third quarter 2023 as compared to $10.5 million in the third quarter of 2022, due mainly to reduced third party professional service expenses connected with our prioritization of efforts. General and administrative expenses decreased to $7.6 million in Q3 2023 as compared to $14.6 million in the third quarter 2022, primarily due to decreased stock-based compensation expenses.

Third quarter 2023 net loss was $29.0 million or $1.13 per share, compared to a net loss of $22.5 million or $0.89 per share in the third quarter of the prior year.

Third quarter 2023 non-GAAP net loss was $17.0 million or $0.66 per diluted share. Reconciliation of net loss to non-GAAP net loss is included at the end of this release.

Sarcos ended the quarter with $55.1 million in unrestricted cash, cash equivalents, and marketable securities.

Financial Guidance

Due to the many variables associated with the organizational and business changes announced today, we will not provide revenue guidance for the fourth quarter. We expect to end the year with approximately $39 million of cash, cash equivalents and marketable securities. Further, we expect net cash usage should average approximately $1.6 million per month in 2024, which could be reduced further by revenue realized from customer purchases of the service.

We anticipate incurring additional restructuring expenses, related to the restructuring actions taken during 2023, in the range of $22 million to $24 million during the fourth quarter of 2023 and the first quarter of 2024. These expenses include approximately $4 million dollars in personnel expenses such as salaries, wages, benefits and severance related to the eliminated headcount. The remainder will be non-cash expenses related to expected accelerated amortization of intangible and other assets due to the strategic shift initiated during the fourth quarter.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss the results and answer questions.

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To access the conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details.
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Live and archived webcast will be available on Sarcos investor relations website at investor.sarcos.com.

About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) is a leader in advanced robotic technology designed to increase the intelligence, efficiency, capability and productivity of advanced robotic systems. Sarcos robotic artificial intelligence and machine learning software enables generalizable autonomy to address challenging, dynamic, environments for industries that require a high degree of adaptability and efficiency. For more information, please visit www.sarcos.com and connect with us on LinkedIn at www.linkedin.com/company/sarcos.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and amount of revenues and revenue growth, products to be commercialized, the creation of long-term value, product capabilities and functionality including reductions in robotic training times achieved by Sarcos’ software platform, future cash usage and balances and future restructuring costs. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible, intended, or assumed future actions, business strategies, events, business conditions or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “aim,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$35,310	$35,159
Marketable securities	19,811	79,337
Accounts receivable	1,402	1,866
Unbilled receivables	1,613	4,160
Inventories, net	1,108	3,562
Prepaid expenses and other current assets	2,146	5,015
Total current assets	61,390	129,099
Property and equipment, net	6,693	7,640
Intangible assets, net	16,660	19,116
Operating lease assets	10,394	11,283
Other non-current assets	446	487
Total assets	$95,583	$167,625
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,056	$3,620
Accrued liabilities	4,580	6,025
Current operating lease liabilities	1,311	887
Total current liabilities	7,947	10,532
Operating lease liabilities	11,389	12,387
Other non-current liabilities	92	256
Total liabilities	19,428	23,175
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 165,000,000 shares authorized as of September 30, 2023, and December 31, 2022; 25,850,832 and 25,708,519 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	3	3
Additional paid-in capital	457,888	447,085
Accumulated other comprehensive income (loss)	2	(17)
Accumulated deficit	(381,738)	(302,621)
Total stockholders’ equity	76,155	144,450
Total liabilities and stockholders’ equity	$95,583	$167,625

See Sarcos 10-Q filing dated November 14, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$1,827	$4,667	$5,400	$8,448
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	1,222	3,578	3,951	7,212
Research and development	10,011	10,497	31,120	23,947
General and administrative	7,557	14,646	25,544	50,584
Sales and marketing	1,750	2,405	9,901	7,202
Intangible amortization expense	819	791	2,457	1,365
Asset write-down and restructuring	11,222	—	16,328	—
Total operating expenses	32,581	31,917	89,301	90,310
Loss from operations	(30,754)	(27,250)	(83,901)	(81,862)
Interest income, net	806	806	2,779	965
Gain on warrant liability	96	1,484	99	12,011
Other income (loss), net	871	(4)	1,909	(4)
Loss before income tax benefit (expense)	(28,981)	(24,964)	(79,114)	(68,890)
Income tax benefit (expense)	—	2,465	(3)	4,071
Net loss	$(28,981)	$(22,499)	$(79,117)	$(64,819)
Net loss per share
Basic and diluted	$(1.13)	$(0.89)	$(3.09)	$(2.68)
Weighted-average shares used in computing net loss per share
Basic and diluted	25,706,023	25,156,756	25,563,895	24,180,445

See Sarcos 10-Q filing dated November 14, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(79,117)	$(64,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	10,808	29,586
Depreciation of property and equipment	1,261	954
Amortization of intangible assets	2,457	1,365
Change in fair value of warrant liability	(99)	(12,011)
Amortization of investment discount	(1,833)	(690)
Asset write-down	10,827	—
Changes in operating assets and liabilities
Accounts receivable	465	(991)
Unbilled receivable	2,547	367
Inventories	(7,169)	(1,747)
Prepaid expenses and other current assets	2,343	6,407
Other non-current assets	930	634
Accounts payable	(1,525)	549
Accrued liabilities	(1,021)	363
Other non-current liabilities	(997)	(4,415)
Net cash used in operating activities	(60,123)	(44,448)
Cash flows from investing activities:
Purchases of property and equipment	(1,033)	(1,046)
Acquisition of a business, net of cash acquired	—	(29,687)
Purchases of marketable securities	(58,622)	(138,696)
Maturities of marketable securities	120,000	20,000
Net cash provided by (used in) investing activities	60,345	(149,429)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	663
Shares repurchased for payment of tax withholdings	(68)	(7,677)
Payment of obligations under capital leases	(3)	(94)
Net cash used in financing activities	(71)	(7,108)
Net increase (decrease) in cash, cash equivalents	151	(200,985)
Cash and cash equivalents at beginning of period	35,159	217,114
Cash and cash equivalents at end of period	$35,310	$16,129
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3	$—
Supplemental disclosure of non-cash activities:
Common stock and assumed equity awards in connection with a business acquisition	$—	$59,410
Purchases of property and equipment included in accounts payable at period-end	$—	$13

See Sarcos 10-Q filing dated November 14, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

REVENUE BY TYPE

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Product Development Contract Revenue	$1,044	$4,488	$4,614	$8,203
Product Revenue	783	179	786	245
Revenue, net	$1,827	$4,667	$5,400	$8,448

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net loss and non-GAAP net loss per share, each of which are non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net loss as our GAAP measured net loss excluding the impacts of stock-based compensation expense, gain on forgiveness of notes payable, gain or loss on change in fair value of derivative instruments and warrant liabilities, expenses related to a business combination, asset write-down and restructuring expenses, goodwill impairment and other non-recurring non-operating expenses. We define non-GAAP net loss per share as non-GAAP net loss divided by weighted average outstanding shares.

The most directly comparable GAAP measure to non-GAAP net loss is net loss. The most directly comparable GAAP measure to non-GAAP net loss per share is net loss per share. We believe excluding the impact of the previously listed items in calculating non-GAAP net loss and non-GAAP net loss per share can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net loss and non-GAAP net loss per share because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss but not in non-GAAP net loss. Accordingly, we believe non-GAAP net loss and non-GAAP net loss per share provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net loss and non-GAAP net loss per share are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net loss and non-GAAP net loss per share rather than net loss and net loss per share, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net loss and non-GAAP net loss per share when they report their operating results, limiting the usefulness of non-GAAP net loss and non-GAAP net loss per share for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net loss and non-GAAP net loss per share as tools for comparison.

The following table reconciles non-GAAP net loss to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(28,981)	$(22,499)	$(79,117)	$(64,819)
Non-GAAP adjustments:
Stock-based compensation expense	1,679	8,466	6,413	29,586
Gain on warrant liability	(96)	(1,484)	(99)	(12,011)
Asset write-down and restructuring (1)	11,222	—	16,328	—
Employee Retention Credit	(876)	—	(1,895)	—
Expenses related to business combinations (2)	—	(591)	—	1,935
Income tax benefit related to business combinations	—	(2,465)	—	(4,071)
Non-GAAP net loss	$(17,052)	$(18,573)	$(58,370)	$(49,380)
Net loss per share
Basic and diluted	$(1.13)	$(0.89)	$(3.09)	$(2.68)
Non-GAAP net loss per share
Basic and diluted	$(0.66)	$(0.74)	$(2.28)	$(2.04)
Weighted-average shares used in computing net loss per share
Basic and diluted	25,706,023	25,156,756	25,563,895	24,180,445
(1)
Expenses related to our asset write-down and restructuring for the three months ended September 30, 2023, includes $1.1 million in cash severance and benefit payments, $4.4 million related to the acceleration of stock-based compensation expense, $5.2 million due to the write-down of inventory, and a $0.5 million impairment charge for certain assets as a result of our product development reprioritization. Expenses related to our asset write-down and restructuring for the nine months ended September 30, 2023, includes $1.1 million in cash severance and benefit payments, $4.4 million related to the acceleration of stock-based compensation expense, $9.6 million due to the write-down of inventory, and a $1.2 million impairment charge for certain assets as a result of our product development reprioritization.
(2)
Expenses related to our business combination with RE2, Inc., which are included within general and administrative expenses within the condensed consolidated statements of operations.

Investor Contact:

Julie Kegley

Financial Profiles

310.622.8246
STRC@finprofiles.com

Press Contact:

Tricia Ross

Financial Profiles

310.622.8226

STRC@finprofiles.com